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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              THE CHUBB CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
               NEW JERSEY                                        13-2595722
(STATE OF INCORPORATION OR ORGANIZATION)                      (I.R.S. EMPLOYER
                                                             IDENTIFICATION NO.)
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
            15 MOUNTAIN VIEW ROAD
             WARREN, NEW JERSEY                                               07061-1615
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                    (ZIP CODE)
If this form relates to the registration of a                If this form relates to the registration of a
class of securities pursuant to Section 12(b) of             class of securities pursuant to Section 12(g) of
the Exchange Act and is effective pursuant to                the Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                  General Instruction A.(d), please check the
following box.          [X]                                  following box.         [ ]
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Securities Act registration statement file number to which this form relates:
333-74912

Securities to be registered pursuant to Section 12(b) of the Act:

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
                    TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                    TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
4.00% SENIOR NOTES DUE NOVEMBER 16, 2007 AND COMMON STOCK
PURCHASE WARRANTS, TRADING TOGETHER IN THE FORM OF                        NEW YORK STOCK EXCHANGE, INC.
CORPORATE UNITS*
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Securities to be registered pursuant to Section 12(g) of the Act:  NONE


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* Application for the 4.00% Senior Notes due November 16, 2007 and the Common
Stock Purchase Warrants is made for listing, not for trading. The Senior Notes and the Common Stock Purchase Warrants will trade on the New York Stock Exchange only together in the form of Corporate Units and will not trade separately on the Exchange.


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The classes of securities to be registered hereby are (i) the 4.00% Senior Notes due November 16, 2007 (the "Notes") of The Chubb Corporation, a New Jersey company (the "Company"), and (ii) mandatorily exercisable common stock purchase warrants (the "Warrants") of the Company, under which the holder agrees to purchase from the Company, and the Company agrees to sell to the holder, not later than November 16, 2005, for a settlement price of $25 in cash, a number of newly issued shares of common stock of the Company described in the Prospectus Supplement (as defined below). The Notes and the Warrants were offered together, and will trade together on the New York Stock Exchange, in the form of Corporate Units. Pursuant to a Pledge Agreement substantially in the form of Exhibit 5 hereto, the holders of the Notes will agree to pledge the Notes to the Company to secure the holders' obligations to the Company under the Warrants.

         For a description of the Warrants and Notes, and the Corporate Units representing the Warrants and Notes, reference is made to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-74912), as filed with the Securities and Exchange Commission (the "Commission"), and to the prospectus supplement describing the Warrants, the Notes and the Corporate Units (the "Prospectus Supplement") filed with the Commission on November 27, 2002 pursuant to Rule 424(b) under the Securities Act of 1993, as amended (the "Securities Act"), which description is hereby incorporated by reference herein.

ITEM 2. EXHIBITS.

         1 Registration Statement on Form S-3, as amended (Registration No. 333-74912), as filed with the Commission on December 11, 2001 (incorporated herein by reference).

         2 Prospectus Supplement dated November 25, 2002 to Prospectus dated April 3, 2002, as filed with the Commission on November 27, 2002 pursuant to Rule 424(b)(2) under the Securities Act (incorporated herein by reference).

         3 Indenture dated as of October 25, 1989, between the Company and The First National Bank of Chicago relating to Senior Debt Securities (incorporated herein by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-3 (No. 33-31796)).

         4 Form of Warrant Agreement between the Company and Bank One Trust Company, N.A., as Warrant Agent.

         5 Form of Pledge Agreement between the Company, BNY Midwest Trust Company, as Collateral Agent, Custodial Agent and Securities Intermediary, and Bank One Trust Company, N.A., as Warrant Agent.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        THE CHUBB CORPORATION


                                        By: /s/ Henry G. Gulick
                                            -----------------------------------
                                            Name:  Henry G. Gulick
                                            Title: Vice President and Secretary
Date: December 4, 2002



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